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                                    EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP



                                November 14, 1996


CorVel Corporation
1920 Main Street, Suite 1090
Irvine, CA  92614



            Re:   CorVel Corporation (the "Company")
                  Registration Statement for an increase of 200,000 Shares of Common Stock


Ladies and Gentlemen:

      We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the additional 200,000 shares of Common Stock available for issuance under the Company's Restated 1988 Executive Stock Option Plan, as amended. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's Restated 1988 Executive Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Brobeck, Phleger & Harrison LLP

                                    BROBECK, PHLEGER & HARRISON LLP